UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 12, 2008

TURBOCHEF TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32334	48-1100390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1900, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 987-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 12, 2008, TurboChef Technologies, Inc., a Delaware corporation (“TurboChef”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Middleby Corporation, a Delaware corporation (“Middleby”) and its wholly owned subsidiary, Chef Acquisition Corp., a Delaware corporation (“Merger Sub” and, together with Middleby, “Purchasers”). The Merger Agreement provides that, upon the terms and conditions set forth in the Merger Agreement, TurboChef will merge with and into Merger Sub (the “Merger”), and Merger Sub will continue as the surviving corporation in the Merger as a wholly owned subsidiary of Middleby.  The Merger, the Merger Agreement and the transactions contemplated thereby have been unanimously approved by the Boards of Directors of TurboChef and Middleby.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of TurboChef’s common stock, par value $0.01 per share (“TurboChef Common Stock”), will be automatically converted into the right to receive 0.0486 shares (the “Exchange Ratio”) of the common stock of Middleby, $0.01 par value per share (“Middleby Common Stock”) and $3.67 in cash (the “Cash Consideration”, and together with Middleby Common Stock, the “Merger Consideration”) for a total value of $6.47 based on Middleby’s closing stock price of $57.60 on August 11, 2008, the last trading date prior to the announcement of the contemplated transaction.  No fractional shares of Middleby Common Stock will be issued in connection with the Merger, and holders of TurboChef Common Stock will be entitled to receive cash in lieu thereof.

Each vested and unvested option to purchase shares of TurboChef Common Stock under TurboChef’s 2003 Stock Option Plan that is outstanding immediately prior to the Effective Time (“TurboChef Option”) will be canceled and converted into the right to receive for each share of TurboChef Common Stock subject to such TurboChef Option, a cash payment equal to the excess, if any, of the Cash Consideration plus the Exchange Ratio multiplied by the average of the volume weighted averages of the trading prices of Middleby’s Common Stock for each of the ten trading days ending on the third trading day prior to the Closing minus the applicable exercise price.  Middleby will assume all outstanding options under TurboChef’s former 1994 Stock Option Plan and TurboChef’s outstanding warrants.  Each vested and unvested restricted stock award evidencing the right to receive shares of TurboChef Common Stock that is outstanding immediately prior to the Effective Time (“Restricted Stock”) and each outstanding preferred unit exchange right evidencing the right to receive shares of TurboChef Common Stock that is outstanding immediately prior to the Effective Time (“Exchange Right”) will be automatically converted into the right to receive the Merger Consideration at the Effective Time.

TurboChef and Middleby have made customary representations, warranties and covenants in the Merger Agreement. The Merger Agreement contains a “no shop” restriction on, among other things, TurboChef’s ability to solicit third party proposals, provide information, engage in discussions and negotiations with unsolicited third parties or enter into any agreements with respect to another proposal. The no shop provision is subject to a “fiduciary out” provision that generally allows TurboChef to furnish nonpublic information to such third party and engage in discussions and negotiations with such third party if TurboChef’s Board of Directors determines in good faith, after consultation with its legal and financial advisors that the proposal presented by such third party would reasonably be likely to result in a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement is terminable as follows: (i) either TurboChef or Middleby may terminate if (a) the Merger is not consummated by December 31, 2008, (b) the Merger is permanently enjoined or otherwise prohibited or (c) the requisite stockholder vote of TurboChef’s stockholders is not obtained; (ii) TurboChef may terminate if (a) it enters into an agreement related to a Superior Proposal, (b) TurboChef’s Board of Directors has made an Adverse Recommendation Change because of an Intervening Event with respect to Middleby (each as defined in the Merger Agreement) or (c) Middleby or Merger Sub breach any representations and warranties or covenants (subject to an opportunity to cure), resulting in a failure to satisfy the related closing condition; and (iii) Middleby may terminate if (a) TurboChef’s Board of Directors has made an Adverse Recommendation Change or fails to expressly reaffirm the Company Board Recommendation after a request by Middleby to do so, (b) TurboChef breaches any representations and warranties or covenants (subject to an opportunity to cure), resulting in a failure to satisfy the related closing condition or (c) TurboChef materially breaches its “no shop” restrictions.  In connection with certain terminations, TurboChef may be required to pay a termination fee to Middleby equal to $7 million pursuant to the terms of the Merger Agreement.

Consummation of the Merger is subject to various conditions, including antitrust approvals, effectiveness of the registration statement relating to the Middleby Common Stock, the approval of TurboChef’s stockholders and other customary closing conditions. The transaction is expected to close in the fourth quarter of 2008.

In connection with the transactions contemplated by the Merger Agreement, certain officers and directors of TurboChef, collectively representing approximately 20% of TurboChef’s outstanding shares, entered into a voting and support agreement (the “Voting Agreement”) with Middleby.  Pursuant to the Voting Agreement, these stockholders have agreed, among other things, to vote their shares in favor of the adoption and approval of the Merger Agreement and the Merger.   All obligations to vote in favor of the adoption and approval of the Merger Agreement and the Merger will terminate if the Merger Agreement is terminated.  Approval by Middleby’s stockholders is not required.

The foregoing descriptions of the Merger Agreement and the Voting Agreement, which are attached hereto as Exhibits 2.1 and 10.1, respectively, are qualified in their entirety by reference to the text thereof and are incorporated herein by reference.

On August 12, 2008, TurboChef issued a press release announcing its entry into the Merger Agreement. A copy of the press release is furnished herein as Exhibit 99.1.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms.  Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The Merger Agreement contains representations and warranties made by the parties to each other regarding certain matters.  The assertions embodied in the representations and warranties are as of specific dates and are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties. Moreover, certain representations and warranties may not be complete or accurate as of a particular date because they are subject to a contractual standard of materiality and/or were used for the purpose of allocating risk among the parties rather than establishing certain matters as facts.  Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in TurboChef’s or Middleby’s public disclosures.  Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Additional Information and Where You Can Find It

Middleby intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4, which will include a proxy statement/prospectus of TurboChef and Middleby and other relevant materials in connection with the proposed transaction.  The proxy statement/prospectus will be mailed to the stockholders of TurboChef.  Investors and stockholders are urged to read the proxy statement/prospectus and Registration Statement, and any and all amendments or supplements thereto, when they become available because they will contain important information about the proposed transaction.  Investors and stockholders may obtain a free copy of the proxy statement/prospectus and Registration Statement (when available), as well as other documents filed by TurboChef and Middleby with the SEC, at the SEC’s website at www.sec.gov.  Investors and stockholders may also obtain a free copy of the proxy statement/prospectus and Registration Statement and the respective filings with the SEC directly from TurboChef by directing a request to James A. Cochran, Senior Vice President – Investor Relations and Corporate Strategy, at (678) 987-1700.

Each of the companies’ directors and executive officers and other persons may be deemed, under SEC rules, to be participating in the solicitation of proxies in connection with the proposed transaction.  Information regarding TurboChef’s directors and officers can be found in its proxy statement filed with the SEC on June 20, 2008, and information regarding Middleby’s directors and officers can be found in its proxy statement filed with the SEC on March 28, 2008, and amended on April 24, 2008.  Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interest in the transaction, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description of Exhibits

2.1	Agreement and Plan of Merger, dated August 12, 2008, by and among TurboChef Technologies, Inc., The Middleby Corporation and Chef Acquisition Corp.

10.1	Stockholder Voting and Support Agreement, dated April 30, 2008, by and among The Middleby Corporation and the stockholders named therein.

99.1	Press release dated August 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC.

(Registrant)

	By:	/s/ Dennis J. Stockwell

Dennis J. Stockwell
Vice President and General Counsel

Date: August 13, 2008

Index to Exhibits

Exhibit No.	Description of Exhibits

2.1	Agreement and Plan of Merger, dated August 12, 2008, by and among TurboChef Technologies, Inc., The Middleby Corporation and Chef Acquisition Corp.

10.1	Stockholder Voting and Support Agreement, dated April 30, 2008, by and among The Middleby Corporation and the stockholders named therein.

99.1	Press release dated August 12, 2008.